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                                                        EXHIBIT 23.2




                CONSENT OF COOPERS & LYBRAND L.L.P.



We consent to the incorporation by reference in the Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration
No. 33-9931) of our report dated May 31, 1996 on our audit of the financial statements of the Sun Company, Inc. Capital Accumulation Plan as of December 31, 1995 and for the year then ended, which report is included in this Form 10-K/A.







/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA  19103
June 12, 1997